ASSETMARK FUNDS
ASSETMARK SMALL/MID CAP GROWTH FUND
REGISTRATION # 811-10267
ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	SELLING UNDERWRITER	LIST OF UNDERWRITERS
10/27/04	DreamWorks Animation SKG, Inc.	11,700	29,000,000	JP Morgan	S.G. Cowen & Co., JP Morgan

ASSETMARK FUNDS
ASSETMARK CORE PLUS FIXED INCOME FUND
REGISTRATION # 811-10267
ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	SELLING UNDERWRITER	LIST OF UNDERWRITERS
09/23/04	DBS Bank Ltd.	550,000	750,000,000	Morgan Stanley	Goldman Sachs & Co, Morgan Stanley, UBS Securities, Deutsche Bank, Goldman Sachs
09/30/04	Telecom Italia Capital	550,000	1,250,000,000	Lehman Brothers	Goldman Sachs & Co, JP Morgan, Lehman Brothers, Merrill Lynch, Morgan Stanley
02/16/05	The Chuo Mitsui Trust and Banking Company	225,000	850,000,000	JP Morgan	Goldman Sachs & Co, JP Morgan, UBS Securities, Merrill Lynch